EXHIBIT 10.33

STOCK OPTION AGREEMENT

TERMS AND CONDITIONS

(Rev. May 2003)

These Terms and Conditions constitute a part of the Stock Option Agreement, dated as of the date set forth on the Signature Page to Stock Option Agreement Terms and Conditions (Rev. May 2003) made a part hereof (the “Signature Page”), concerning certain Options granted by Health Care Property Investors, Inc., a Maryland corporation hereinafter referred to as “Company,” to the Employee listed on the Signature Page, hereinafter referred to as “Optionee.” These Terms and Conditions and the Signature Page comprise the Stock Option Agreement and are collectively referred to as this “Agreement.”

WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its Common Stock, $1.00 par value per share (“Common Stock”);

WHEREAS, the Company wishes to carry out the Health Care Property Investors, Inc. 2000 Stock Incentive Plan, as amended and/or restated from time to time (the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

Section 1.1. Committee

“Committee” shall mean the Compensation Committee of the Board (or another committee of the Board assuming the functions of the Committee under the Plan), unless and to the extent the Board has assumed the authority for administration of all or any part of the Plan as permitted in Section 4(a) of the Plan, and then “Committee” shall mean the Board.

Section 1.2. Controlling Agreement

“Controlling Agreement” shall mean any written employment, severance, change in control or similar agreement or letter between the Company and Optionee providing option terms to Optionee that are in addition to, or more favorable to Optionee, than those set forth in this Agreement.

Section 1.3. Disability

“Disability” shall mean the total and permanent incapacity of Optionee due to physical impairment or legally established mental incompetence, to perform the usual duties of an Employee, which disability shall be determined on the basis of (i) medical evidence by a licensed physician designated by the Company or (ii) evidence that the Optionee has become entitled to receive primary benefits as a disabled employee under the Social Security Act in effect on the date of such disability.

Section 1.4. Option

“Option” shall mean the non-qualified stock option granted under this Agreement and the Plan to purchase shares of the Company’s Common Stock, as indicated on the Signature Page.

Section 1.5. Retirement

“Retirement” shall mean when the Optionee (i) reached age sixty five and completed at least five years of service as an Employee, or (ii) reached the age of sixty and completed at least fifteen years of service as an Employee.

Section 1.6. Rule 16b-3

“Rule 16b-3” shall mean that certain Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as such Rule may be amended from time to time.

Section 1.7. Secretary

“Secretary” shall mean the Corporate Secretary of the Company.

Section 1.8. Termination of Employment

“Termination of Employment” shall mean the time when the Employee-employer relationship between the Optionee and the Company is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or Retirement, but excluding (i) terminations where there is a simultaneous reemployment or continuing employment of an Optionee by the Company, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the Employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company with the former Employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for cause, and all questions of whether particular leaves of absence constitute Terminations of Employment.

ARTICLE II.

GRANT OF OPTION

Section 2.1. Grant of Option

Effective as of the Grant Date set forth on the Signature Page, the Company irrevocably grants to the Optionee the non-qualified Option to purchase any part or all of the aggregate number of shares of the Company’s Common Stock as set forth on the Signature Page, all upon the terms and subject to the conditions set forth in this Agreement.

Section 2.2. Exercise Price

The exercise price of the shares of Common Stock covered by the Option is set forth on the Signature Page, and shall not be subject to commission or other charge.

Section 2.3. Consideration to Company

In consideration of the granting of the Option by the Company, the Optionee (i) agrees to render faithful and efficient services to the Company, with such duties and responsibilities as the Company shall from time to time prescribe, for a period of at least one (1) year from the date the Option is granted, (ii) agrees not to disclose or use, directly or indirectly, any proprietary or confidential information concerning the Company so long as such information is proprietary and/or confidential, except any disclosure or use that is for the benefit of the Company and incidental to the Optionee’s employment, and (iii) agrees to abide by all of the terms and conditions of this Agreement and the Plan. Notwithstanding the foregoing, Optionee understands and agrees that, except as expressly provided herein, in the event of a Termination of Employment, Optionee shall forfeit all Options. Nothing in the Plan or this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without good cause.

Section 2.4. Adjustments in Option

In the event that the outstanding shares of the stock subject to the Option are increased, decreased, or exchanged for a different number or kind of shares of the Company or other securities of the Company, or of another corporation, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee’s proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option may include any necessary corresponding adjustment in the Option price per share, but shall be made without change in the total price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices). Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

ARTICLE III.

PERIOD OF EXERCISABILITY

Section 3.1. Vesting and Exercisability

Subject to the acceleration provisions of Section 3.4, the Option shall vest and become exercisable on the dates and manner set forth on the Signature Page; provided, however, that no portion of the Option that is unvested and unexercisable at Termination of Employment shall thereafter become vested and exercisable. All vesting shall cease as of the Optionee’s Termination of Employment.

Section 3.2. Duration of Exercisability

The vesting installments provided for on the Signature Page are cumulative. Each such installment that becomes vested and exercisable pursuant to the Signature Page or Section 3.4 shall remain vested and exercisable until the Option terminates and becomes unexercisable under Section 3.3.

Section 3.3. Termination of Option

Except to the extent otherwise set forth in any Controlling Agreement, if applicable, the Option may not be exercised to any extent by anyone, and the Option shall terminate, effective as of the first to occur of the following events:

(a) The expiration of ten (10) years after the Grant Date of the Option, as set forth on the Signature Page;

(b) The expiration of three (3) months after the date of the Optionee’s voluntary Termination of Employment or resignation or for cause;

(c) The expiration of eight (8) months after the date of the Optionee’s Termination of Employment by the Company, for any reason other than:

•	Optionee’s voluntary termination or resignation;

•	cause (for which the Committee shall be the sole judge);

•	Retirement;

•	Disability; or

•	death,

unless the Optionee dies or suffers a Disability within such eight-month period, in which case, the Option shall expire one year after the date of such death or Disability;

(d) The expiration of three (3) years after the date of the Optionee’s death or Disability while employed with the Company;

(e) The expiration of three (3) years after the date of the Optionee’s Retirement from the Company, unless the Optionee dies or suffers a Disability within such three-year period, in which case, the Option shall expire upon the later of (i) one year after such death or Disability, as applicable, and (ii) the three-year period after Retirement; or

(f) As to any vested and exercisable portion of the Option outstanding as of a Change in Control (including that resulting from acceleration of vesting and exercisablitily of the Option under Section 3.4(b)), and notwithstanding anything to the contrary above, the expiration of three (3) years after the date of Optionee’s Termination of Employment.

Section 3.4. Acceleration of Vesting and Exercisability

(a) In the event of Optionee’s Retirement, death or Disability while employed by the Company, the Option shall be and become automatically 100% vested and exercisable as of the date of such Retirement, death or Disability, as applicable.

(b) Upon a Change in Control, the Option shall be and become automatically 100% vested and exercisable; provided, however, that, except to the extent otherwise set forth in any Controlling Agreement, in the event provisions are made in connection with such Change in Control transaction for the continuance of the Plan and the assumption of the Option or the substitution for the Option of new incentive awards covering the stock of a successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then the Option shall not be nor become 100% vested and exercisable upon such Change in Control.

ARTICLE IV.

EXERCISE OF OPTION

Section 4.1. Person Eligible to Exercise

During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof, or, to the extent the Option or any portion thereof is transferred in accordance with the terms of the Plan and this Agreement, such transferee may exercise the Option or such portion thereof so transferred. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by his personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

Section 4.2. Partial Exercise

Any vested exercisable portion of the Option or the entire Option, if then wholly vested and exercisable, may be exercised at any time prior to the time when the Option or portion thereof terminates and becomes unexercisable under Section 3.3; provided, however, that each partial exercise shall be for not less than one hundred (100) shares (or the minimum installment set forth in Section 3.1, if a smaller number of shares) and shall be for whole shares only.

Section 4.3. Manner of Exercise

Any vested exercisable portion of the Option may be exercised solely by delivery to the Secretary or his representative of all of the following prior to the time when the Option terminates or becomes unexercisable under Section 3.3:

(a) Notice in writing stating that the Option or portion is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b) Full payment to the Company for the shares with respect to which such Option or portion is exercised, through one (or a combination) of the following methods, and subject to compliance with all applicable laws and regulations:

(i) by cash or check;

(ii) through a broker assisted cashless exercise, wherein the broker timely pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price;

(iii) with the consent of the Committee, through surrender of shares of Common Stock of the Company which are already owned by the Optionee and, in certain circumstances, held for more than six (6) months, or through the withholding of shares of Common Stock then issuable upon Option exercise, in each case with a Fair Market Value on the date of exercise equal to the exercise price payable; or

(iv) with the consent of the Committee and to the extent not prohibited by applicable law, through a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee;

(c) Full payment to the Company of all amounts that the Company is required to withhold upon exercise of the Option under federal, state or local tax law, which, payment shall be in the form of cash or deduction from other compensation payable to the Optionee, or with the consent of the Committee, may be in the form of consideration permitted under Section 4.3(b)(ii) or (iii); provided, however, that the Fair Market Value of shares of Common Stock withheld from exercise or delivered by the Optionee shall not exceed the sums necessary to pay the tax withholding based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income; and

(d) In the event the Option or portion shall be exercised by any person other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4. Restrictions on Exercise

If the issuance of Shares upon such exercise or if the method of payment for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, or, if in the discretion of the Committee, would violate the Company’s articles of incorporation or would cause the Company to not qualify as a real estate investment trust, then the Option may not be so exercised. The Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

Section 4.5. Conditions to Issuance of Stock

The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

Section 4.6. Rights as Stockholder

The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until such shares shall have been issued by the Company to such holder.

ARTICLE V.

OTHER PROVISIONS

Section 5.1. Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 5.2. Limited Transferability

Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Notwithstanding the foregoing provisions of this Section 5.2, the Committee, in its sole discretion, may permit upon request the transfer of the Option by the Optionee, by gift or contribution, to a “Family Member” of the Optionee or certain trusts, foundations or entities affiliated with such Family Members, each as permitted by and subject to the terms and conditions contained in Section 7(d) of the Plan. Any Option that has been so transferred shall continue to be subject to all of the terms and conditions as applicable to the original Optionee, and the consequences of the Optionee’s Termination of Employment shall apply to any such transferee. The transferee shall execute any and all such documents requested by the Committee in connection with the transfer, including without limitation to evidence the transfer and to satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws.

Section 5.3. Shares to Be Reserved

The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.4. Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service, or upon delivery in person or upon delivery to a carrier guaranteeing overnight delivery.

Section 5.5. Construction

This Agreement shall be administered, interpreted and enforced under the internal laws of the State of California. This Agreement and the Plan embody the entire understanding and agreement of the parties in relation to the subject matter hereof; provided, however, that the terms of any Controlling Agreement, if applicable, shall supersede and control over the applicable terms of this Agreement. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.6. Conformity to Securities Laws

The Optionee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

HEALTH CARE PROPERTY INVESTORS, INC. a Maryland corporation

By

Title

HOLDER

[Name of Holder]

Address

City, States Zip

Holder’s Taxpayer Identification Number: ________________________